9 Meters Biopharma, Inc. Announces Positive Topline Data for NM-002, a Proprietary Long-Acting GLP-1, in Phase 1b/2a Trial for Short Bowel Syndrome

-Rapid onset and sustained clinical effect following first dose in all 9 patients in total stool output (TSO) volume
-Clinically relevant improvements in TSO volume and bowel movement frequency
-Twice-monthly fixed-dosing regimen exhibited an excellent safety and tolerability profile
-Plan to meet with FDA as soon as possible in the first quarter of 2021 to discuss next steps for clinical development of NM-002

Company to present data at conference call at 8:30 a.m. ET

Raleigh, NC, December 7, 2020 – 9 Meters Biopharma, Inc. (Nasdaq: NMTR), a clinical-stage rare and unmet needs-focused gastroenterology company, today announced positive topline results from its open-label Phase 1b/2a clinical trial evaluating NM-002, its proprietary long-acting glucagon-like peptide-1 (GLP-1) receptor agonist in adults with short bowel syndrome (SBS). SBS is a life-threatening orphan disease that arises when the gastrointestinal tract is significantly shortened and in the absence of adequate GLP-1 signaling, patients experience impaired nutrient absorption. The company will hold a conference call today at 8:30 a.m. ET, which will include a data presentation followed by a question-and-answer session. The conference call can be accessed by calling 877-407-0778 or at the following link: https://www.webcaster4.com/Webcast/Page/2586/38843.
NM-002 is designed as a long-acting injectable GLP-1 receptor agonist that utilizes proprietary XTEN® technology to extend circulating half-life. This is designed specifically to slow digestive transit time in SBS patients by reducing upper GI motility and improving the chronic diarrhea associated with a shortened intestine. We believe this approach has the potential to meaningfully improve the quality of life by reducing reliance on parenteral support.
The Phase 1b/2a clinical trial was an open-label, two-dose study evaluating the safety and tolerability of three escalating fixed doses of NM-002 (50 mg, 100 mg, 150 mg) in 9 adults with SBS for 56 days. The trial was conducted at Cedars-Sinai Medical Center. Patients in each of three cohorts received two subcutaneous doses two weeks apart with six weeks of subsequent follow-up. The study assessed the safety and tolerability of repeated doses on Days 1 and 15 at each dose level. Because reduced total stool output (TSO) volume and bowel movement frequency are correlated with improved intestinal absorption and potentially less need for intravenous supplementation for nutrition and hydration, these were key secondary objectives in the trial. The primary purpose of this open-label Phase 1b/2a study was to learn about the compound and its safety and potential efficacy, in order to inform future development. The study protocol called for an analysis of urine output, however, it proved difficult to measure in an ambulatory setting and therefore the analysis is not expected to be meaningful.

NM-002 was generally safe and well tolerated: 17 treatment-emergent adverse events (TEAEs) were observed in 9 patients, 15 of which were mild, transient and self-limited without further intervention. The majority of TEAEs were GI-related (nausea and vomiting).

Importantly, 8 of the 9 patients experienced meaningful declines in TSO following each dose, relative to a baseline output. The rapid onset of clinical improvements in stool volumes, as observed in all 9 patients having substantial reductions in stool output within 48 hours of the first dose, shows the potential for NM-002 to address the primary problem of chronic malabsorptive diarrhea in SBS patients.
“Short bowel syndrome is complex and patients with limited treatment options are often hampered by life-changing malabsorption issues, including voluminous stool output, which they must manage at all times” said Patrick H. Griffin, M.D., Chief Medical Officer of 9 Meters Biopharma. “This study for the first time shows that a very long acting GLP-1 agonist was generally safe and tolerable when a total of 2 doses were administered 2 weeks apart, and the stool volume and bowel frequency signal seen is encouraging and warrants this molecule to be further studied in a larger group of patients in this high unmet need population.”

John Temperato, President and Chief Executive Officer of 9 Meters, added, “We are thrilled to see an excellent safety and tolerability profile along with meaningful clinical improvement in our trial participants. Our goal is to enhance the quality of life for patients suffering from this debilitating disease and the results from this ongoing trial have helped lay that foundation. This emerging profile for NM-002 as a fixed-dose twice-monthly investigational therapy has the potential to be a unique pharmaceutical option for SBS. Our intent is to release the full dataset at a Short Bowel Syndrome R & D Day in the first quarter of 2021.”
The company plans to meet with FDA as soon as possible in the first quarter of 2021 to discuss next steps for the clinical development of NM-002.
About Short Bowel Syndrome
According to the National Institute of Diabetes, and Digestive and Kidney Diseases (NIDDK), SBS is a rare syndrome of problems related to poor absorption of nutrients as a result of at least half of the small intestine being removed and sometimes all or part of the large intestine; significant damage to the small intestine; or poor motility, or movement inside of the intestines. The incidence of SBS is not precisely known but is estimated at about 5 to 10 patients per million people per year. In adults, the incidence of SBS requiring at-home parenteral nutrition is estimated at two adult patients per million people per year. Pharmacologic therapies for SBS include trophic factors, such as short-acting daily injectable GLP-2 analogues, which may not be appropriate for all patient types.

About 9 Meters Biopharma
9 Meters Biopharma, Inc. (the “Company") is a rare and unmet needs-focused gastroenterology company. The Company is working to advance NM-002, a proprietary long-acting GLP-1 agonist into a Phase 2 trial for Short Bowel Syndrome (SBS), a rare, orphan disease, as well as larazotide, a Phase 3-stage tight junction regulator being evaluated for patient-reported symptom improvement in non-responsive celiac disease.

The patent rights covering the use of the GLP-1 agonist technology to treat short bowel syndrome are owned by Cedars-Sinai Medical Center and are exclusively licensed by Cedars-Sinai to Naia Rare Diseases, a wholly-owned subsidiary of the Company.
For more information, please visit www.9meters.com or follow 9 Meters on Twitter and LinkedIn.

Forward-looking Statements
This press release includes forward-looking statements based upon the Company's current expectations. Forward-looking statements involve risks and uncertainties, and include, but are not limited to, the development and commercial potential and potential benefits of any product candidates of the Company; anticipated preclinical and clinical drug development activities, including initiation, enrollment, completion and related timelines and the expected timing for data and other clinical and preclinical results; the potential effects of the ongoing coronavirus outbreak and related mitigation efforts on the Company's clinical, financial and operational activities; the Company's continued listing on Nasdaq; expectations regarding future financings; the future operations of the Company; the nature, strategy and focus of the Company; the Company having sufficient resources to advance its pipeline; and any other statements that are not historical fact. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: (i) uncertainties associated with the clinical development and regulatory approval of product candidates; (ii) risks related to the inability of the Company to obtain sufficient additional capital to continue to advance these product candidates and its preclinical programs; (iii) uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; (iv) risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; (v) the impact of COVID-19 on our operations, clinical trials or future financings and (vi) risks associated with the possible failure to realize certain anticipated benefits of the Company's recent merger and the Naia acquisition, including with respect to future financial and operating results. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements because of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section entitled "Risk Factors" in the Company's. Annual Report on Form 10-K for the year ended December 31, 2019, Form 10-Q for the quarter ended September 30, 2020 and in other filings that the Company has made and future filings the Company will make with the SEC. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.
Corporate contacts
Edward J. Sitar, Chief Financial Officer
9 Meters BioPharma, Inc.
investor-relations@9meters.com
www.9meters.com
Media contact
Amy Jobe, Ph.D.
LifeSci Communications, LLC
ajobe@lifescicomms.com
315-879-8192
Investor contact
Corey Davis, Ph.D.
LifeSci Advisors, LLC
cdavis@lifesciadvisors.com
212-915-2577